Exhibit 1.1

                                                                Execution Copy


               MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                                 $735,365,000

                       TBW MORTGAGE-BACKED TRUST 2007-1
                   Mortgage-Backed Pass-Through Certificates
                                 Series 2007-1

                            UNDERWRITING AGREEMENT

                                                             February 26, 2007


UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
4th Floor
New York, New York 10010-3629


Ladies and Gentlemen:

      Mortgage Asset Securitization Transactions, Inc., a Delaware corporation (the "Company"), proposes to sell to UBS Securities LLC ("UBS") and Credit Suisse Securities (USA) LLC ("Credit Suisse" and, together with UBS, the "Underwriters"), pursuant to this agreement (the "Agreement"), the Company's Mortgage-Backed Pass-Through Certificates, Series 2007-1, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7A, Class A-7B, Class A-8, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 certificates (the "Offered Certificates" and, together with the Class C, Class P and Class R certificates, the "Certificates") issued pursuant to the Pooling and Servicing Agreement, dated as of February 1, 2007 (the "Pooling and Servicing Agreement"), among the Company, as depositor, UBS Real Estate Securities Inc., ("UBSRES"), as transferor, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and as trust administrator (the "Trust Administrator"), and The Bank of New York, as trustee (the "Trustee") described herein. The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust (the "Trust") primarily consisting of a segregated pool (the "Mortgage Pool") of fixed rate residential mortgage loans (the "Mortgage Loans"). Pursuant to the Mortgage Loan Purchase Agreement, dated as of February 1, 2007 (the "TBW Mortgage Loan Purchase Agreement"), between TBW and UBSRES, the Mortgage Loans will be purchased from TBW by the UBSRES. Pursuant to the Mortgage Loan Purchase Agreement, dated as of February 1, 2007 (the "MAST Mortgage Loan Purchase Agreement") between UBSRES and the Company, the Mortgage Loans will be purchased from UBSRES by the Company. The Offered Certificates are described more fully in Schedule A hereto and the Registration Statement (as hereinafter defined). This is to confirm the arrangements with respect to the Underwriters' purchase of the Offered Certificates.

      The Pooling and Servicing Agreement, the MAST Mortgage Loan Purchase Agreement, the Indemnification Agreements (as defined below) and this Agreement are collectively referred to herein as the "Transaction Documents". Only the Offered Certificates are being sold pursuant to this Agreement.

      At or prior to the time when sales (including any contracts of sale) of the Offered Certificates were first made to investors by the Underwriters (the "Time of Sale"), the Company had prepared the following information (together, as a whole, the "Time of Sale Information"): (i) the Term Sheet Supplement, dated February 20, 2007 and the Prospectus, dated February 6, 2007 (together, along with any information referred to under the caption "Static Pool Information" therein, regardless of whether it is deemed a part of the Registration Statement or Prospectus under Rule 1105(d) of Regulation AB, the "Term Sheet Supplement"), and (ii) each "free writing prospectus" (as defined pursuant to Rule 405 of the Securities Act of 1933, as amended (the "Act")) (as it may be amended with the approval in writing of the parties hereto). If, subsequent to the Time of Sale and prior to the Closing Date (as defined herein), it is determined by the parties that such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, then the investors may terminate their old "contracts of sale" (within the meaning of Rule 159 under the Act). If, following any such termination, the Underwriters, with prior written notice to the Company and TBW, enter into new contracts of sale with investors for the Offered Certificates, then "Time of Sale Information" will refer to the documents agreed upon in writing by the Company and the Underwriters that correct such material misstatements or omissions (a "Corrected Prospectus") and "Time of Sale" will refer to the time and date agreed upon by the Company and the Underwriters.

      The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-130373) for the registration of the Offered Certificates under the Securities Act of 1933 (the "1933 Act"), which registration statement has become effective, is still effective as of the date hereof and was declared effective by the Commission within three years prior to the Closing Date and copies of which, as amended to the date hereof, have been delivered to the Underwriters. The Company proposes to file with the Commission pursuant to Rule 424(b)(5) under the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") a prospectus supplement, dated February 26, 2007 (the "Prospectus Supplement"), to the prospectus, dated February 26, 2007, included in such registration statement, relating to the Offered Certificates and the method of distribution thereof. Such registration statement on Form S-3, including exhibits thereto, as amended as of the date hereof, is hereinafter called the "Registration Statement"; and such prospectus, supplemented by the Prospectus Supplement or further supplement relating to the Offered Certificates, is hereinafter called the "Prospectus".

      SECTION 1. Representations and Warranties. (a) The Company represents and warrants to the Underwriters as follows:

            (i) The Registration Statement, as amended as of the effective date thereof (the "Effective Date") and the Prospectus, as of the date thereof, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. The




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

      Registration Statement, as of the Effective Date, did not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date thereof, did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus
      (A) arising from or included in the information covered by (I) TBW, in the Indemnification and Contribution Agreement to which it is a party (the "TBW Information"), (II) Wells Fargo Bank, N.A., in the Indemnification Agreement to which it is a party (the "Wells Fargo Information"), and (III) The Bank of New York, in the Indemnification Agreement to which it is a party (the "BNY"), relating to the information regarding it in the Prospectus Supplement (the "Originator, Underwriting Standards, Sponsor and Servicer Information; Master Servicer and Servicer Information; and the Trustee Information") (collectively, the "Indemnification Agreements"), or (B) made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriters expressly for use in the Registration Statement or Prospectus. The Company and the Underwriters hereby acknowledge that only the statements set forth in the paragraph immediately preceding the final paragraph of the cover of the Prospectus Supplement, the last sentence of the final paragraph of the cover of the Prospectus Supplement, and the final two paragraphs under the caption "Underwriting" in the Prospectus Supplement constitute statements made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriters expressly for use in the Registration Statement or Prospectus (the "Underwriters' Information" and, together with the TBW Information, the Wells Fargo Information, the "Excluded Information").

            (ii) The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with the Excluded Information.

            (iii) Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, and (B) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company.

            (iv) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business, as now conducted by it, and to enter into and perform its obligations under the Transaction Documents to which it is a party; and the Company is duly qualified


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

         as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business.

            (v) The Company is not in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party, or to which any of the property or assets of the Company may be subject, or by which it or any of them may be bound; and the issuance and sale of the Offered Certificates to the Underwriters, the execution, delivery and performance of the Transaction Documents to which it is a party and the consummation of the transactions contemplated therein and compliance by the Company with its obligations thereunder have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any applicable law, administrative regulation or administrative or court decree.

            (vi) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of the transactions contemplated by the Transaction Documents to which it is a party; all pending legal or governmental proceedings to which the Company is a party or of which its property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no contracts or documents of the Company which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

            (vii) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Offered Certificates hereunder, except such as have been, or as of the Closing Date will have been, obtained or such as may otherwise be required under applicable state securities laws in connection with the purchase and offer and sale of the Offered Certificates by the Underwriters and any recordation of the respective assignments of the Mortgage Loans to the Trustee pursuant to the Pooling and Servicing Agreement that have not yet been completed.



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

            (viii) The Company possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company.

            (ix) Each of the Transaction Documents to which it is a party has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement enforceable against the Company in accordance with its terms, except as enforceability may be limited by (A) bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting the enforcement of the rights of creditors generally, (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of such Transaction Documents that purport to provide indemnification from securities law liabilities.

            (x) At the time of the execution and delivery of the Pooling and Servicing Agreement, the Company (i) will have good and marketable title to the Mortgage Loans being transferred by the Company to the Trustee pursuant thereto, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively "Liens"), (ii) will not have assigned to any person any of its right, title or interest in such Mortgage Loans or in the Mortgage Loan Purchase Agreement, or the Offered Certificates being issued pursuant to the Pooling and Servicing Agreement, and (iii) will have the power and authority to transfer such Mortgage Loans to the Trustee and sell the Offered Certificates to the Underwriters, and upon execution and delivery of the Pooling and Servicing Agreement, the Trustee will have acquired ownership of all of the Company's right, title and interest in and to the related Mortgage Loans, and upon delivery to the Underwriters of the Offered Certificates, the Underwriters will have good and marketable title to the Offered Certificates, in each case free of Liens.

            (xi) The Offered Certificates and the Pooling and Servicing Agreement will each conform in all material respects to the descriptions thereof contained in the Prospectus and the Time of Sale Information, and the Offered Certificates, when duly and validly authorized, executed, authenticated and delivered in accordance with the Pooling and Servicing Agreement and paid for by the Underwriters as provided herein, will be entitled to the benefits of the Pooling and Servicing Agreement.

            (xii) The Trust created by the Pooling and Servicing Agreement will not be required to be registered as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and the Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").



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

            (xiii) At the Closing Date, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7A, Class A-7B and Class A-8, certificates will be rated not lower than "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and will be rated not lower than "Aaa" by Moody's Investors Service, Inc; ("Moody's"). The Class M-1 certificates will be rated not lower than "AA+" by S&P, and will be rated not lower than "Aa1" by Moody's. The Class M-2 certificates will be rated not lower than "AA" by S&P, and will be rated not lower than "Aa2" by Moody's. The Class M-3 certificates will be rated not lower than "AA-" by S&P, and will be rated not lower than "Aa3" by Moody's. The Class M-4 certificates will be rated not lower than "A+" by S&P, and will be rated not lower than "A1" by Moody's. The Class M-5 certificates will be rated not lower than "A" by S&P, and will be rated not lower than "A2" by Moody's. The Class M-6 certificates will be rated not lower than "A-" by S&P, and will be rated not lower than "A3" by Moody's. The Class M-7 certificates will be rated not lower than "BBB+" by S&P, and will be rated not lower than "Baa1" by Moody's. The Class M-8 certificates will be rated not lower than "BBB+" by S&P, and will be rated not lower than "Baa2" by Moody's. The Class M-9 certificates will be rated not lower than "BBB-" by S&P, and will be rated not lower than "Baa3" by Moody's.

            (xiv) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of the Transaction Documents to which it is a party and the Offered Certificates have been paid or will be paid at or prior to the Closing Date.

            (xv) The sale of the Mortgage Loans to the Trustee on the Closing Date and the sale by the Company of the Offered Certificates will be treated by the Company for financial accounting and reporting purposes as a sale of assets and not as a pledge of assets to secure debt.

            (xvi) The Company has filed or will file the Term Sheet Supplement, each Free Writing Prospectus and any "issuer information" as defined under Rule 433(h) under the Act included in any Free Writing Prospectus that is required to have been filed under the Act and the Rules and Regulations and it has done or will do so within the applicable periods of time required under the Act and the Rules and Regulations.

            (xvii) As of the Time of Sale, the Company was not and as of the Closing Date is not, an "ineligible issuer," as defined in Rule 405 under the Act.

      (b) Any certificate signed by any officer of the Company and delivered to the Underwriters or their counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

      Purchase and Sale. Subject to the terms and conditions herein set forth and in reliance upon the representations and warranties herein contained, the Company agrees to sell to UBS Securities LLC, and UBS Securities LLC agrees to purchase from the Company, the Certificates. Credit Suisse Securities (USA) LLC has agreed to use reasonable efforts to place the offered certificates in exchange for a fixed fee equal to a percentage portion of the underwriting discounts.

      SECTION 2. Delivery and Payment. Payment of the purchase price for, and delivery of, the Offered Certificates to be purchased by the Underwriters shall be made at the office of UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, or at such other place as shall be agreed upon by the Underwriters and the Company, at 10:00 A.M. New York City time, on February 27, 2007, which date and time may be postponed by agreement between you and the Company (such time and date of payment and delivery being herein called the "Closing Date"). Payment shall be made to the Company by immediately available Federal funds wired to such bank as may be designated by the Company, against delivery of the Offered Certificates. The Offered Certificates shall be in such denominations and registered in such names as you may request in writing at least two business days before Closing Date. The Offered Certificates will be made available for examination and packaging by you no later than 10:00 A.M. on the last business day prior to Closing Date.

      SECTION 3. Covenants of the Company. The Company covenants with the Underwriters as follows:

      (a) The Company will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the Time of Sale Information (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Offered Certificates which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), will furnish the Underwriters with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Underwriters shall reasonably object.

      (b) The Company will cause the Prospectus to be transmitted to the Commission for filing pursuant to Rule 424(b)(5) under the 1933 Act by means reasonably calculated to result in filing with the Commission pursuant to said rule. The Company will file with the Commission each Free Writing Prospectus and any "issuer information" (as defined above) included in any Free Writing Prospectus that the Company is required to file under the 1933 Act Regulations, and in each case will do so within the applicable period of time required under the 1933 Act Regulations. The Company will advise the Underwriters promptly of any such filings.

      (c) The Company will deliver to the Underwriters as many signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as the Underwriters may reasonably request and will also deliver to the Underwriters a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits).

      (d) The Company will furnish to the Underwriters, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of the Prospectus (as amended or supplemented) as the Underwriters may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.



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

      (e) If during the period after the first date of the public offering of the Offered Certificates in which a prospectus relating to the Offered Certificates is required to be delivered under the 1933 Act, any event shall occur as a result of which it is necessary, in the opinion of counsel for you, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus (in form and substance satisfactory to counsel for you) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

      (f) The Company will endeavor to arrange for the qualification of the Offered Certificates for sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Offered Certificates have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

      (g) The Company will use the net proceeds received by it from the sale of the Offered Certificates in the manner specified in the Prospectus under "Use of Proceeds".

      (h) If the transactions contemplated by this Agreement are consummated, the Company will pay or cause to be paid all expenses incident to the performance of the obligations of the Company under this Agreement, and will reimburse the Underwriters for any reasonable expenses (including reasonable fees and disbursements of counsel) reasonably incurred by them in connection with qualification of the Offered Certificates for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Underwriters have reasonably requested and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Offered Certificates, and for expenses incurred in distributing any Free Writing Prospectus and the Prospectus (including any amendments and supplements thereto) to the Underwriters. Except as herein provided, the Underwriters shall be responsible for paying all costs and expenses incurred by it including the fees and disbursements of counsel, in connection with the purchase and sale of the Offered Certificates.

      (i) The Company will (i) if still subject to the reporting requirements of the Exchange Act with respect to the Trust, file or cause to be filed with the Commission a report on Form 10-D in accordance with Item 1121(b) of Regulation AB under the Act or (ii) if no longer subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") with respect to the Trust, provide to the holders of the Offered Notes, information comparable to that contained in the Prospectus relating to the Initial Receivables regarding the characteristics of the subsequent receivables (the "Subsequent Receivables Information").


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

      (j) If, during the period after the Closing Date in which a prospectus relating to the Offered Certificates is required to be delivered under the 1933 Act, the Company receives notice that a stop order suspending the effectiveness of the Registration Statement or preventing the offer and sale of the Offered Certificates is in effect, the Company will immediately advise the Underwriters of the issuance of such stop order. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

      SECTION 4. Time of Sale Information and Free Writing Prospectus.

      (a) The following terms have the specified meanings for purposes of this Agreement:

            (i) "Free Writing Prospectus" means and includes any information relating to the Offered Certificates disseminated by the Company or any Underwriter that constitutes a "free writing prospectus" within the meaning of Rule 405 under the 1933 Act Regulations;

            (ii) "Prepricing Information" means information relating to the price, pricing speed, benchmark and status of the Offered Certificates and the offering thereof.

            (iii) "Computer Tape Information" means written information regarding the Mortgage Loans or the related receivables contained in the electronic data file furnished by the Company to UBS.

      (b) The Company will not disseminate to any potential investor any information relating to the Offered Certificates that constitutes a "written communication" within the meaning of Rule 405 under the 1933 Act Regulations, other than the Time of Sale Information and the Prospectus, unless the Company has obtained the prior consent of one of the Underwriters.

      (c) Neither the Company nor any Underwriter shall disseminate or file with the Commission any information relating to the Offered Certificates in reliance on Rule 167 or 426 under the 1933 Act Regulations, nor shall the Company or any Underwriter disseminate any Free Writing Prospectus "in a manner reasonably designed to lead to its broad unrestricted dissemination" within the meaning of Rule 433(d) under the 1933 Act Regulations.

      (d) Each Underwriter and the Company represent that each Free Writing Prospectus distributed by it shall bear the following legend, or a substantially similar legend that complies with Rule 433 under the 1933 Act
Regulations:


          The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust, and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you

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

          the prospectus if you request it by calling toll free 1-(877)
          867-2654.

      (e) In the event that the Company becomes aware that, as of the Time of Sale, any Time of Sale Information contains or contained any untrue statement of material fact or omits or omitted to state a material fact necessary in order to make the statements contained therein (when read in conjunction with all Time of Sale Information) in light of the circumstances under which they were made, not misleading (a "Defective Prospectus"), such entity shall promptly notify the Underwriters of such untrue statement or omission no later than one business day after discovery and the Company shall, if requested by the Underwriters, prepare and deliver to the Underwriters, at the expense of the Underwriters if such untrue statement or omission relates solely to Underwriters' Information, and otherwise at the expense of the Company, a Corrected Prospectus.

      (f) Each Underwriter represents, warrants, covenants and agrees with the Company that:

            (i) Other than the Free Writing Prospectus and the Prospectus, it has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any "written communication" (as defined in Rule 405 under the 1933 Act Regulations) that constitutes an offer to sell or solicitation of an offer to buy the Notes, including but not limited to any "ABS informational and computational materials" as defined in Item 1101(a) of Regulation AB under the 1933 Act Regulations; provided, however, that (i) each Underwriter may prepare and convey one or more "written communications" (as defined in Rule 405 under the 1933 Act Regulations) containing no more than, and the Underwriter conveying such information represents that such written communication contains no more than, the following:
      (1) the information in any Free Writing Prospectus, (2) information relating to the class, size, rating, CUSIPS, coupon, yield, spread, closing date, legal maturity, weighted average life, expected final payment date, trade date and payment window of one or more classes of Offered Certificates, (3) the servicer clean up call, (4) the eligibility of the Offered Notes to be purchased by ERISA plans, (5) Prepricing Information, (6) a column or other entry showing the status of the subscriptions for the Offered Certificates (both for the issuance as a whole and for each Underwriter's retention) and/or expected pricing parameters of the Offered Notes and (7) Intex .cdi files (each such written communication, a "Permitted Underwriter Communication"); and
      (ii) each Underwriter will be permitted to provide confirmations of sale; provided, however, that no Underwriter has or may distribute any information described in subclauses (1) through (7) above that would be "issuer information" as defined in Rule 433 under the 1933 Act Regulations other than (A) information that has already been filed with the Commission, (B) preliminary terms of the Offered Certificates not required to be filed with the Commission and (C) information relating to the final terms of the Offered Certificates required to be filed with the Commission within two days of the later of the date such final terms have been established for all classes of the Offered Notes and the date of first use of such information pursuant to Rule 433(b)(5)(ii) under the 1933 Act Regulations.

            (ii) In disseminating information to prospective investors, it has complied and will continue to comply fully with the Rules and Regulations, including but not limited to Rules 164 and 433 under the 1933 Act Regulations and the requirements thereunder for filing and retention of Free Writing Prospectuses, including retaining any Free Writing Prospectuses it has used but which are not required to be filed for the required period.

            (iii) Prior to entering into any Contract of Sale, the applicable Underwriter shall convey the Time of Sale Information to the prospective investor. The Underwriter shall maintain sufficient records to document its conveyance of the Time of Sale Information to the potential investor prior to the formation of the related Contract of Sale and shall maintain such records as required by the Rules and Regulations.

            (iv) If a Defective Prospectus has been corrected with a Corrected Prospectus delivered to such Underwriter, it shall (A) deliver the Corrected Prospectus to each investor with whom it entered into a Contract of Sale and that received the Defective Prospectus from it prior to entering into a new Contract of Sale with such investor, (B) notify such investor in a prominent fashion that the prior Contract of Sale with the investor, if any, has been terminated and of the investor's rights as a result of such agreement and (C) provide such investor with an opportunity to affirmatively agree to purchase the Offered Notes on the terms described in the Corrected Prospectus.

      (g) Each Underwriter shall deliver to the Company, not less than one business day prior to the required date of filing thereof, all information included in a Permitted Underwriter Communication relating to the final terms of the Offered Certificates required to be filed with the Commission pursuant to Rule 433(b)(5)(ii) under the 1933 Act Regulations.

      (h) The Company shall file with the Commission all information required to be filed that is delivered to it pursuant to Section 5(g) not later than two days after the later of the date such final terms have been established for all classes of the Offered Certificates and the date of first use of such information pursuant to Rule 433(b)(5)(ii) under the 1933 Act Regulations; provided, however, that the Company shall have no liability for any such failure resulting from the failure of any Underwriter to provide such information to the Company in accordance with Section 5(g).

      (i) In the event that any Underwriter shall incur any costs in connection with the reformation of the Contract of Sale with any investor that received a Defective Prospectus, the Company agrees to reimburse such Underwriter for such costs; provided the untrue statement or omission in the Defective Prospectus did not relate solely to Underwriters' Information.

      SECTION 5. Conditions of Underwriters' Obligations. The Underwriters' obligation to purchase the Offered Certificates shall be subject to the following conditions:

      (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending or, to the Company's knowledge, threatened by the Commission.

      (b) At Closing Date the Underwriters shall have received the favorable opinion, dated as of the Closing Date, of Sidley Austin LLP, counsel for the Company, in form and substance satisfactory to the Underwriters.

      (c) On the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the Prospectus, the Time of Sale Information, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the President or a Vice President of the Company, dated as of the Closing Date, to the effect that (i) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, and (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

      (d) On the Closing Date counsel for the Underwriters shall have been furnished with such other documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Certificates as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Certificates as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

      If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party.

      SECTION 6. Indemnification. (a) The Company agrees to indemnify and hold harmless the Underwriters and each person, if any, who controls the Underwriters within the meaning of Section 15 of the 1933 Act as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, (A) arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) arising out of any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Information or Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) arising out of any untrue statement or alleged untrue statement of a material fact contained in a Permitted Underwriter Communication or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this subsection (C) shall only apply to untrue statements, alleged untrue statements, omissions and alleged omissions that result from errors or omissions (x) in the Registration Statement, the Free Writing Prospectus or the Prospectus (unless such errors or omissions are in the Underwriter Information) and (y) in any Computer Tape Information;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

            (iii) against any and all expense whatsoever, as incurred (including, the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission (a) arising from or included in the Originator, Underwriting Standards, Sponsor and Servicer Information; Master Servicer and Servicer Information; and the Trustee Information or (b) made in reliance upon and in conformity with written information, if any, furnished to the Company by the Underwriters expressly for use in the Registration Statement (or any amendment thereto) or Prospectus (or any amendment or supplement thereto). The Company and the Underwriters hereby acknowledge that only the statements set forth in the paragraph immediately preceding the final paragraph of the cover of the Prospectus Supplement, the last sentence of the final paragraph of the cover of the Prospectus Supplement, and the final two paragraphs under the caption "Underwriting" in the Prospectus Supplement constitute statements made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriters expressly for use in the Registration Statement or Prospectus.

      (b) The Underwriters agree to indemnify, jointly and severally, and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in
(i) the Registration Statement (or any amendment thereto), the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use in the Registration Statement (or any amendment thereto), the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) or (ii) any Permitted Underwriter Communication (other than Prepricing Information) that does not result from an error or omission in (A) the Registration Statement, the Time of Sale Information or the Prospectus (unless such error or omission is in the Underwriter Information) or (B) any Computer Tape Information. The Company and the Underwriters hereby acknowledge that only the statements set forth in the second paragraph immediately preceding the final paragraph of the cover of the Prospectus Supplement and the paragraph immediately preceding the final paragraph of the cover of the Prospectus Supplement, and under the caption "Underwriting" in the Prospectus Supplement constitute statements made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriters expressly for use in the Registration Statement or Prospectus.

      (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

      SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Certificates but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted on such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriters within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriters, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

      SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriters or controlling person, or by or on behalf of the Company, and shall survive delivery of the Offered Certificates to the Underwriters.

      SECTION 9. Termination of Agreement. (a) The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Date (i) if there has been, since the date of this Agreement or since the date as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in the judgment of the Underwriters, impracticable to market the Offered Certificates or to enforce contracts for the sale of the Offered Certificates, or (iii) if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities.

      (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party.

      SECTION 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to UBS Securities LLC at 1285 Avenue of the Americas, New York, New York 10019, Attention: Sean Fairweather and to Credit Suisse Securities (USA) LLC at Eleven Madison Avenue, 4th Floor, New York, New York 10010, Attention: Kimberly Diamond; and notices to the Company shall be directed to it at Mortgage Asset Securitization Transactions, Inc., 1285 Avenue of the Americas, New York, New York 10019, attention of the Secretary with a copy to the Treasurer; or, as to any party, such other address as may hereafter be furnished by such party to the others in writing.

      SECTION 11. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Offered Certificates from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

      SECTION 12. Governing Law; and Time. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.

                           [SIGNATURE PAGE FOLLOWS]

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Agreement, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.



                                           Very truly yours,



                                           MORTGAGE ASSET SECURITIZATION
                                              TRANSACTIONS, INC.

                                           By:   /s/ Paul Scialabba
                                                 -------------------------------
                                                 Name: Paul Scialabba
                                                 Title:  Executive Director


                                           By:   /s/ Steve Warjanka
                                                 -------------------------------
                                                 Name: Steve Warjanka
                                                 Title:  Director


CONFIRMED AND ACCEPTED,
as of the date first above written:

UBS SECURITIES LLC


By:   /s/ Paul Scialabba
      -------------------------------
      Name:  Paul Scialabba
      Title: Executive Director


By:  /s/ Steve Warjanka
     --------------------------------
     Name:  Steve Warjanka
     Title: Director


CREDIT SUISSE SECURITIES (USA) LLC


By:  /s/ Peter J. Sack
     --------------------------------
     Name: Peter J. Sack
     Title:  Director